UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2007
THE BISYS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of incorporation)	001-31254 (Commission File Number)	13-3532663 (IRS Employer Identification No.)
105 Eisenhower Parkway, Roseland, New Jersey 07068
(Address of principal executive offices)
973-461-2500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (917 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement with Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EX-10.1: AMENDMENT TO KEY EXECUTIVE SEPARATION AGREEMENT

Item 5.02. Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement with Certain Officers.
On May 31, 2007, The BISYS Group, Inc. (“BISYS”) entered into an amendment (the “Amendment”) to the Key Executive Separation Agreement (the “Agreement”) dated as of September 6, 2006 between BISYS and Bruce Dalziel, the company’s Chief Financial Officer. The Amendment amends the Agreement to provide that BISYS will pay to Mr. Dalziel a tax gross-up payment in respect of any excise tax that Mr. Dalziel may be assessed under the so-called “golden parachute” rules under the Internal Revenue Code, provided, that the amount of that gross-up payment, together with the aggregate parachute payments (as defined in Section 280G of the Internal Revenue Code) does not exceed $3.5 million in the aggregate, based on the after tax cost to BISYS of providing such benefits. The foregoing summary is qualified in its entirety by reference to the text of the amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
On May 31, 2007, BISYS also agreed to make bonus payments to Mr. Dalziel and J. Robert Jones, the company’s Executive Vice President of Business Development, of $600,000 and 250,000, respectively, each payable upon consummation of the announced merger transaction with Citibank N.A.
Item 9.01. Financial Statements and Exhibits.
Exhibits:

10.1	Amendment to Key Executive Separation Agreement dated May 31, 2007.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BISYS GROUP, INC.
By:	/s/ Steven Kyono
Steven Kyono
Executive Vice President, General Counsel & Secretary

Date: June 4, 2007